Exhibit 21


  Subsidiaries of Raytech Corporation               Incorporated

  Allomatic Products Company                          Delaware
  609 E. Chaney Street
  Sullivan, IN 47882

  Raybestos Friction Products (Suzhou) Co., Ltd.      China
  Xiang Yang Road, Suzhou New District
  215011 Suzhou, China

  Raybestos Industrie-Produkte GmbH                 Germany
  Industriestrasse, 7
  D-54497 Morbach, Germany

  Raybestos Products Company                          Delaware
  1204 Darlington Avenue
  Crawfordsville, IN 47933

  Raybestos Reibtechnik GmbH                          Germany
  Quettingerstrasse, 220
  D-51381 Leverkusen 3, Germany

  Raybestos U.K. Ltd.                                 England
  16, Spindus Road
  Speke
  Liverpool L24 1YA, England

  Raybestos G.B.F. Ltd.                               England
  c/o Addleshaw Booth & Co.
  100 Barbirolli Square
  Manchester M2 3AB, England

  Raybestos Powertrain, LLC                           Indiana
  312 St. St. Clair Street
  Sullivan, IN 47882

  Raytech Automotive Components Company               Michigan
  44600 Merrill Road
  Sterling Heights, MI 48314

                                                    Exhibit 21
                                                    (cont.)


  Subsidiaries of Raytech Corporation               Incorporated

  Raytech Composites Europe GmbH                      Germany
  Industriestrasse, 7
  D-54497 Morbach, Germany

  Raytech Composites, Inc.                          Delaware
  Suite 295, Four Corporate Drive
  Shelton, CT 06484

  Raytech Europe, Inc.                              Delaware
  Suite 295, Four Corporate Drive
  Shelton, CT 06484

  Raytech Powertrain, Inc.                          Delaware
  Suite 295, Four Corporate Drive
  Shelton, CT 06484

  Raytech Systems, Inc.                               Delaware
  312 S. St. Clair Street
  Sullivan, IN 47882

  RIH, LLC                                            Indiana
  Four Corporate Drive, Suite 295
  Shelton, CT 06484

  RIHL, LLC                                           Indiana
  Four Corporate Drive, Suite 295
  Shelton, CT 06484

  Raytech Innovative Solutions, LLC                   Indiana
  Four Corporate Drive, Suite 295
  Shelton, CT 06484